UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2010

PARLUX FRAGRANCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5900 North Andrews Avenue, Suite 500, Fort Lauderdale, Florida33309
(Address of Principal Executive Offices)                                                  (Zip Code)

954-316-9008
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Parlux Fragrances, Inc. (the Company) held its annual meeting of shareholders (Annual Meeting) on October 12, 2010, in Ft. Lauderdale, Florida.  At the Annual Meeting, the Company’s shareholders approved two proposals.  The proposals are described in detail in the Company’s definitive proxy statement in Schedule 14A filed with the Securities and Exchange Commission on September 7, 2010.

(b)  The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

All five nominees named in the proxy statement were elected with each director receiving votes as follows:

Nominee	For	Withheld	Broker Non-Votes
Frederick E. Purches	6,464,526	192,941	11,849,883
Anthony D’Agostino	5,439,638	1,217,829	11,849,883
Esther Egozi Choukroun	5,321,528	1,335,939	11,849,883
Glenn H. Gopman	5,425,338	1,232,129	11,849,883
Robert Mitzman	5,393,466	1,264,001	11,849,883

There were no abstentions in the election of directors.

The ratification of our current independent auditors, MarcumRachlin, a division of Marcum LLP, was approved by our stockholders as follows:

For	Against	Abstain
18,234,975	110,686	161,689

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On October 15, 2010, Parlux Fragrances, Inc. issued a press release regarding the Company’s annual meeting of shareholders, including statements made by Frederick E. Purches, the Company’s Chairman and Chief Executive Officer.  A copy of the press release is attached as Exhibit 99.1, which is being furnished hereby and incorporated herein by reference.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is being furnished pursuant to Item 8.01 herein.

Exhibit Number	Description
99.1	Parlux Fragrances, Inc. Press Release dated October 15, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PARLUX FRAGRANCES, INC.

Dated: October 15, 2010	By:	/s/ Raymond J. Balsys
Raymond J. Balsys,
Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Parlux Fragrances, Inc. Press Release dated October 15, 2010

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